Exhibit 107
Calculation of Filing Fee Tables
Form
S-8
(Form Type)
CoStar Group, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, par value $0.01 per share	Rule 457(c) and Rule 457(h)	5,756,530 (2)	$75.17 (3)	$432,718,360.10	$0.00015310	$66,249.18

Total Offering Amounts							$66,249.18

Total Fee Offsets							—

Net Fee Due							$66,249.18

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.01 per share (“Common Stock”), of CoStar Group, Inc. (the “Company”) that may become issuable under the Matterport, Inc. Amended and Restated 2011 Stock Incentive Plan (the “2011 Plan”) and the Matterport, Inc. 2021 Incentive Award Plan (the “2021 Plan” and, together with the 2011 Plan, the “Plans”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock. To the extent that (i) any outstanding awards under the Plans are forfeited, cancelled or expire for any reason before being exercised or settled in full, or are reacquired by the Company pursuant to a forfeiture provision, repurchase right or for any other reason, or (ii) shares subject to awards are delivered to the Company to satisfy an exercise price or to tax withholding obligation, such shares of common stock will be available for issuance under the Plans.

(2)
Represents (A) an aggregate of 1,700,746 shares of Common Stock reserved for issuance under the Plans, (B) an aggregate of 2,256,544 additional shares of Common Stock underlying outstanding restricted stock units under the Plans and assumed by the Company and (C) an aggregate of 1,799,240 additional shares of Common Stock underlying outstanding options under the Plans and assumed by the Company.

(3)
Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the Company’s shares of Common Stock as reported on Nasdaq on February 27, 2025.